UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2010

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(314) 854-8520
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                      Other Events.

FutureFuel Chemical Company applied for an Electric Drive Vehicle Battery and Component Manufacturing Initiative and was informed on August 5, 2009 that it had been selected for negotiations that could lead to a financial assistance award of approximately $12.6 million from the U.S. Department of Energy National Energy Technology Laboratory on behalf of the Office of Energy Efficiency and Renewable Energy.  On July 27, 2010, FutureFuel Chemical Company accepted the award granted in the amount of $12.6 million.  FutureFuel Chemical Company will use the funds to modify existing idle assets and to acquire and construct new assets to be used for the production of specialized materials for lithium-ion batteries for electric cars and other applications.

The $12.6 million grant is funded from $2.0 billion in the American Recovery and Reinvestment Act of 2009 that was allocated to the U.S. Department of Energy for an Electric Drive Vehicle Battery and Component Manufacturing Initiative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:         /s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President,
Secretary and Treasurer

Date: July 28, 2010